Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 26, 2007 in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-142063) and related Prospectus of USA Technologies, Inc. dated November 27, 2007.

/s/ Goldstein Golub Kessler LLP

New York, New York
November 27, 2007